UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Brooklyn Federal Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

August 22, 2011

Dear Shareholder:

We cordially invite you to attend the annual meeting of shareholders (the “Annual Meeting”) of Brooklyn Federal Bancorp, Inc. (the “Company”).  The Company is the holding company of Brooklyn Federal Savings Bank (the “Bank”), and our common stock is traded on the NASDAQ Capital Market under the symbol “BFSB.” The Annual Meeting will be held at the Bank’s main office, located at 81 Court Street, Brooklyn, New York 11201 at 4:00 p.m., New York time, on Tuesday, September 20, 2011.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

The Annual Meeting is being held so that shareholders may consider the election of four directors and the ratification of the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for fiscal year 2011.  For the reasons set forth in the Proxy Statement, the Company’s Board of Directors (the “Board of Directors”) unanimously recommends that you elect the four recommended nominees as directors and vote “FOR” the appointment of Crowe Horwath, LLP.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH, LLP.  YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

Sincerely,

Gregg J. Wagner
President and Chief Executive Officer

Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York 11201
(718) 855-8500

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Tuesday, September 20, 2011

Notice is hereby given that the annual meeting of shareholders (the “Annual Meeting”) of Brooklyn Federal Bancorp, Inc. (the “Company”) will be held at the main office of Brooklyn Federal Savings Bank (the “Bank”), located at 81 Court Street, Brooklyn, New York 11201, on Tuesday, September 20, 2011, at 4:00 p.m., New York time.  A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the following proposals:

1.	To elect four directors to the Board of Directors of the Company (the “Board of Directors”);

2.	To ratify the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

To transact any other business that properly comes before the Annual Meeting, or any adjournments or postponements of the Annual Meeting, including, without limitation, a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Shareholders of record at the close of business on Monday, August, 8, 2011, are the shareholders entitled to vote at the Annual Meeting, and at any adjournments thereof.  A list of shareholders entitled to vote at the Annual Meeting will be available at 81 Court Street, Brooklyn, New York, for a period of twenty days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

Directors will be elected by a plurality of the votes cast at the Annual Meeting and the ratification of the appointment of Crowe Horwath, LLP requires the approval of holders of a majority of the issued and outstanding shares represented and voting in person or by proxy at the Annual Meeting with respect to that proposal.  Accordingly, abstentions or withhold instructions, in the case of the election of directors, and broker non-votes, if applicable, will have no effect on these proposals.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

Kim Albaranes
Corporate Secretary

August 22, 2011

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, SEPTEMBER 20, 2011 — THIS PROXY STATEMENT AND BROOKLYN FEDERAL BANCORP, INC.’S 2010 ANNUAL REPORT TO SHAREHOLDERS ARE EACH AVAILABLE AT http://www.cfpproxy.com/5811.

TABLE OF CONTENTS

ANNUAL MEETING OF SHAREHOLDERS	1

VOTING PROCEDURES AND METHOD OF COUNTING VOTES	1
RECORD DATE	1
QUORUM	1
VOTING RIGHTS	1
VOTE REQUIRED	2
VOTES BY BROOKLYN MHC	2
VOTING AND REVOCATION OF PROXIES	2
SOLICITATION OF PROXIES	3

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING	3
WHAT DO I NEED TO DO NOW?	3
IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?	3
WHAT IF I FAIL TO INSTRUCT MY BROKER ON HOW TO VOTE MY SHARES?	3
CAN I ATTEND THE ANNUAL MEETING AND VOTE MY SHARES IN PERSON?	3
CAN I CHANGE MY VOTE?	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PRINCIPAL SHAREHOLDERS OF THE COMPANY	4
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	5

PROPOSAL 1 - ELECTION OF DIRECTORS	6

THE BOARD OF DIRECTORS’ RECOMMENDATION	6
DIRECTOR NOMINEES	6
CURRENT DIRECTORS	6
DIRECTOR BIOGRAPHICAL INFORMATION	7
CURRENT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	8
BOARD INDEPENDENCE	8
CODE OF ETHICS	8
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	8
PROCEDURES FOR RECOMMENDATION BY SHAREHOLDERS OF DIRECTOR NOMINEES	10
SHAREHOLDER COMMUNICATION WITH THE BOARD	10
AUDIT COMMITTEE	10
AUDIT COMMITTEE REPORT	11
TRANSACTIONS WITH CERTAIN RELATED PERSONS	11
EXECUTIVE COMPENSATION	12
OVERALL COMPENSATION	12
SUMMARY COMPENSATION TABLE	13
OUTSTANDING AWARDS AT YEAR END	14
OPTIONS EXERCISED AND STOCK VESTED	14
BENEFIT PLANS AND ARRANGEMENTS	14
DIRECTORS COMPENSATION FOR THE 2010 FISCAL YEAR	18

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
CHANGES IN ACCOUNTANTS	19
PRINCIPAL ACCOUNTANT FEES AND SERVICES	20
AUDIT FEES	20
AUDIT-RELATED FEES	20
TAX FEES	20

i

ALL OTHER FEES	20

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR	20

SHAREHOLDER PROPOSALS	20

OTHER MATTERS	21

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING	21

MISCELLANEOUS	21

WHERE YOU CAN FIND MORE INFORMATION	21

ii

PROXY STATEMENT

Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York 11201
(718) 855-8500

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, September 20, 2011

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors”) of Brooklyn Federal Bancorp, Inc. (the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”), which will be held at the main office of Brooklyn Federal Savings Bank (the “Bank”), located at 81 Court Street, Brooklyn, New York, on Tuesday, September 20, 2011, at 4:00 p.m., New York time, and any adjournments or postponements thereof.

The Annual Meeting is for the purpose of considering and acting upon the following proposals:

1.	To elect four directors to the Board of Directors;

2.	To ratify the appointment of Crowe Horwath, LLP (“Crowe Horwath”) as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011; and

To transact any other business that properly comes before the Annual Meeting, or any adjournments or postponements of the Annual Meeting, including, without limitation, a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies.

During the Annual Meeting, we will also report on the operations of the Company.  Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.  The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about Monday, August 22, 2011.

Throughout this Proxy Statement, “we,” “our,” and “us” refer to the Company, and “Brooklyn MHC” refers to BFS Bancorp, MHC, the mutual holding company that owns a majority of the Company’s outstanding common stock.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

RECORD DATE

The close of business on August 8, 2011 has been fixed as the record date for determining the shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.  There were 12,882,607 shares of common stock outstanding as of the record date.

QUORUM

A quorum of shareholders is necessary to hold a valid meeting.  The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Because Brooklyn MHC owns greater than a majority of the Company’s outstanding shares of common stock, representation of Brooklyn MHC at the Annual Meeting will constitute a quorum.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

VOTING RIGHTS

General.  You are entitled to one vote for each share of the Company’s common stock that you owned as of the record date.  The number of shares you own (and may vote) is listed at the top of the back of the Proxy Card.

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which the Company will provide to you at the Annual Meeting.  To vote by proxy, you must complete, sign and return the enclosed Proxy Card.  If you properly complete your Proxy Card and send it to us in time to vote, your “proxy,” as set forth on the Proxy Card accompanying this Proxy Statement, will vote your shares as you have directed.  If you sign the Proxy Card but do not make specific choices, except in the case of broker non-votes in the election of directors, your proxy will vote your shares “FOR” the election of the four nominees for the terms indicated in this Proxy Statement and “FOR” the ratification of the appointment of Crowe Horwath as the Company’s independent registered accounting firm for fiscal year 2011.

At this time, the Board of Directors is not aware of any business that may properly be presented at the Annual Meeting other than the proposal to elect four directors and the proposal to ratify the appointment of the Company’s independent registered public accounting firm.  However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. Unless otherwise provided by the Company’s articles or bylaws or by law, other matters will be approved by a majority of the votes cast in favor of such matters.

Shares in Employee Plans.   Any shareholder who owns shares through an allocation to that person’s account under the Brooklyn Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”) will receive a separate voter authorization form to instruct the ESOP’s trustee, Pentegra Trust Company (the “ESOP Trustee”), how to vote those shares.  The ESOP Trustee will vote shares allocated to those employees’ ESOP accounts in accordance with the participant’s voting instructions on the proxies.  The ESOP will vote any unallocated shares and allocated shares of which it has received no timely voting instructions “FOR” or “AGAINST” the proposals specified on the vote authorization form in the same proportion as shares for which it has received timely voting instructions to vote “FOR” or “AGAINST.”

VOTE REQUIRED

 Directors are elected by a plurality of votes cast.  In order to ratify the selection of Crowe Horwath as the independent registered public accounting firm for the 2011 fiscal year, the proposal must receive at least a majority of the votes cast in person or by proxy.  Abstentions or withhold instructions, in the case of the election of directors, and broker non-votes, if applicable, will have no effect on these proposals.  A broker “non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules.

VOTES BY BROOKLYN MHC

The Company is a majority-owned subsidiary of Brooklyn MHC, our mutual holding company parent, which was formed pursuant to the reorganization of the Bank’s structure into a mutual holding company structure on April 5, 2005.  As indicated under “Security Ownership of Certain Beneficial Owners and Management,” Brooklyn MHC owns 9,257,500 shares, or approximately 71.9%, of the 12,882,607 total shares of common stock of the Company outstanding on the record date.

Management of the Company anticipates that Brooklyn MHC, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above.  If Brooklyn MHC votes all of its shares in favor of the election of the four nominees proposed by the Board of Directors and in favor of the ratification of Crowe Horwath as the Company’s independent registered public accounting firm, the approval of each such proposal would be assured.  Thus, Brooklyn MHC will control the outcome of the vote on the election of directors and the ratification of Crowe Horwath as the Company’s independent registered public accounting firm for fiscal year 2011.

Proxies solicited hereby will be returned to the Company and will be tabulated by an inspector of election designated by the Board of Directors.

VOTING AND REVOCATION OF PROXIES

Common stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in such proxies. If there are no instructions, properly executed proxies, other than broker-non votes as to director election, will be voted “FOR” the election of the four nominees for director the terms indicated in this Proxy Statement and “FOR” the ratification of the appointment of Crowe Horwath as the Company’s independent registered accounting firm for fiscal year 2011.

A record shareholder may revoke a proxy at any time prior to its exercise by sending written notice of revocation to Kim Albaranes, Corporate Secretary of the Company (the “Corporate Secretary”) at 81 Court Street, Brooklyn, New York 11201, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  You should consult with your broker or other nominee regarding the appropriate documentation and manner of revoking a prior vote instruction.  The presence at the Annual Meeting of any shareholder who had returned a proxy will not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Corporate Secretary prior to the voting of such proxy.

At this time, the Board of Directors is not aware of any business that may properly be presented at the Annual Meeting other than the proposal to elect four directors and the proposal to ratify the appointment of the Company’s independent registered public accounting firm.  However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. Unless otherwise provided by the Company’s articles or bylaws or by law, other matters will be approved by a majority of the votes cast in favor of such matters.

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other electronic means without additional compensation.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING OF SHAREHOLDERS

Q:	WHAT DO I NEED TO DO NOW?

A:
After you have carefully read this Proxy Statement, indicate on your Proxy Card how you want your shares to be voted.  Then sign, date and mail your Proxy Card in the enclosed prepaid return envelope as soon as possible.  This will enable your shares to be represented and voted at the Annual Meeting.  If you sign, date and send in your Proxy Card but you do not indicate how you want to vote, except with respect to broker non-votes in the election of directors, your proxy will be voted in favor of the proposal related to the election of the four director nominees and for the ratification of Crowe Horwath.

Q:	IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A:
No. Your broker will not be able to vote your shares in the election of directors without instructions from you.  You should instruct your broker to vote your shares, following the directions your broker provides.  However, your broker can vote your shares on the proposal for ratification of the appointment of Crowe Horwath without your instructions.

Q:	WHAT IF I FAIL TO INSTRUCT MY BROKER ON HOW TO VOTE MY SHARES?

A:
If you fail to instruct your broker on how to vote your shares, the broker will submit an unvoted proxy (a broker non-vote) as to your shares.  Broker non-votes will count in the determination of the presence of a quorum at the Annual Meeting.  Broker non-votes will not be counted as to the election of directors.

Q:	CAN I ATTEND THE ANNUAL MEETING AND VOTE MY SHARES IN PERSON?

A:
Yes.  All shareholders are invited to attend the Annual Meeting.  Shareholders of record can vote in person at the Annual Meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.  However, in order to assure the presence of a quorum, we request that you promptly return your completed proxy card whether or not you plan to attend the Annual Meeting.

Q:	CAN I CHANGE MY VOTE?

A:	Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your Proxy Card.

●	by providing written notice to the Corporate Secretary;

●	by submitting a new Proxy Card. Any earlier proxies will be revoked automatically; or

●	by attending the Annual Meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the Annual Meeting without voting will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow the directions you received from your broker or other nominee to change your vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Shareholders of the Company:

Persons and groups who beneficially own in excess of 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such ownership. The following table sets forth, as of August 8, 2011, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

Title of Class	Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding(2)

Common Stock, $.01 par value	BFS Bancorp, MHC 81 Court Street Brooklyn, New York 11201	9,257,500	71.86%

Common Stock, $.01 par value	BFS Bancorp, MHC (2) and all Directors and Executive Officers as a group (9 persons)	9,615,884	74.64%

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from August 8, 2011.  As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Percentages with respect to each person or group of persons have been calculated based upon 12,882,607 shares of the Company’s common stock outstanding as of August 8, 2011.
(3)
The Company’s executive officers and directors are also executive officers and directors of Brooklyn MHC. Excluding shares held by Brooklyn MHC, the Company’s executive officers and directors owned an aggregate of 358,384 shares, or 2.78% of the outstanding shares.

Security Ownership of Directors and Management:

The following table sets forth information with respect to the shares of our common stock beneficially owned by each nominee for director, each current director and by each executive officer of the Company identified in this Proxy Statement, and all directors and executive officers of the Company, as a group as of August 8, 2011.  The percent of common stock outstanding for each person identified below was based on a total of 12,882,607 shares of our common stock as of August 8, 2011, plus shares of Company common stock that such person or group has the right to acquire within 60 days after August 8, 2011, by the exercise of stock options.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Company common stock listed next to their name.

Title of Class	Name and Title of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding(2)
Common Stock, $.01 par value	Daniel O. Reich, Chairman of the Board of Directors	47,546		*
Common Stock, $.01 par value	Rebecca Northey, Director	0		0
Common Stock, $.01 par value	Angelo J. Di Lorenzo, Director	183,982	(3)	1.43
Common Stock, $.01 par value	Arthur R. Williams, Director	200		*
Common Stock, $.01 par value	Mark Hughes, Director	0		0
Common Stock, $.01 par value	Gregg J. Wagner, Director, President and Chief Executive Officer	0		0
Common Stock, $.01 par value	Michael A. Trinidad, Senior Vice President and Chief Financial Officer	0		0
Common Stock, $.01 par value	Richard A. Kielty, Director	126,656	(3)	*
Common Stock, $.01 par value	Joanne Gallo, Senior Vice President and Chief Credit Officer	0		0

All Current Directors and Executive Officers as a Group (9 Persons)		358,384		2.78%

* Represents less than 1%
(1)
The mailing address for each person listed is 81 Court Street, Brooklyn, New York 11201. Each of the persons listed is also a director of Brooklyn MHC, which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)	Percentages with respect to each person or group of persons have been calculated based upon 12,882,607 shares of the Company’s common stock outstanding as of August 8, 2011.
(3)
Includes 6,434 and 6,070 for Messrs. Di Lorenzo and Kielty, respectively, shares of common stock allocated to the accounts of directors Mr. Di Lorenzo and Mr. Kielty under the ESOP. Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is currently comprised of seven members and the Company’s bylaws provide that directors shall serve for staggered terms.  The following director nominees are up for election to serve for the following terms: Gregg J. Wagner, to serve a two-year term, Mark Hughes, to serve a two-year term, Daniel O. Reich, to serve a three year term, and Rebecca Northey, to serve a three-year term.  Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors.  Under the Company’s bylaws, in the event such a vacancy is filled in this manner, the newly appointed director will serve until the next annual meeting of shareholders.  Gregg J. Wagner, Rebecca Northey and Mark Hughes were recently appointed by the Board of Directors to fill vacancies, making them up for election at the Annual Meeting.  Daniel O. Reich is up for re-election to the Board of Directors at the Annual Meeting.

The table below sets forth certain information regarding the composition of the Board of Directors, including the expiration dates of the current terms of each of the current members of the Board of Directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES BELOW.

Director Nominees

Name(1)	Age	Positions Held	Director Since(2)	Current Term to Expire
Gregg J. Wagner(3)	51	President and Chief Executive Officer and Director	2011	2011
Daniel O. Reich	79	Chairman of the Board of Directors	1985	2011
Rebecca Northey(4)	63	Director	2010	2011
Mark Hughes(5)	59	Director	2011	2011

Current Directors

Angelo J. Di Lorenzo	70	Vice Chairman	1976	2012
Arthur R. Williams	57	Director	2007	2012
Richard A. Kielty(6)	64	Director	2009	2012

(1)	Each of the persons listed is also a director of Brooklyn MHC, which owns the majority of the Company’s issued and outstanding shares of common stock.
(2)	Reflects initial appointment to the board of directors of the mutual predecessor to the Bank, if applicable.
(3)
Mr. Wagner was appointed to the boards of directors of the Company, the Bank and Brooklyn MHC on June 6, 2011.  Mr. Wagner has served as President and Chief Executive Officer of the Company, the Bank and Brooklyn MHC since May 23, 2011.

(4)
Ms. Northey was appointed to the boards of directors of the Company, the Bank and Brooklyn MHC on November 9, 2010, prior to which Ms. Northey had been an advisory, non-voting director of the Bank since December 2009.

(5)	Mr. Hughes was appointed to the boards of directors of the Company, the Bank and Brooklyn MHC on May 9, 2011.
(6)	Mr. Kielty is a current director. He resigned as President and Chief Executive Officer of the Company, the Bank, and Brooklyn MHC, effective May 23, 2011.

Director Biographical Information

The principal occupation during the past five years of each director and nominee for director of the Company is set forth below.  All such persons have held their present positions for five years unless otherwise stated.  The biographies of each of the nominees and continuing members of the Board of Directors below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.  Each existing director is also a director of the Bank.

All of the nominees and directors continuing in office are or were long-time residents of the communities served by the Company and many of such individuals have operated, or currently operate, businesses located in such communities.  As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in the Company’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities.

Gregg J. Wagner.  Effective June 6, 2011, Mr. Wagner was appointed to the Board of Directors of the Company and the Bank’s board of directors.  He became President and Chief Executive Officer of the Company and the Bank, effective May 23, 2011.  He is a Certified Public Accountant with 29 years of community banking experience. From 2008 through 2010, Mr. Wagner was President and Chief Executive Officer of Allegiance Bank of North America, located in Bala Cynwyd, Pennsylvania. From 2007 through 2008, Mr. Wagner was Chief Financial Officer at Royal Bank of America, Narberth, Pennsylvania. From 1994 through 2006, Mr. Wagner was employed as an executive officer of Harleysville National Corporation and served as President and Chief Executive Officer from 2005 through 2006. The Board of Directors believes that Mr. Wagner’s far-ranging depth of experience in the banking industry, as well as his strong financial analysis and organizational skills, make him an excellent candidate as a Director, as well as in his current leadership positions as President and Chief Executive Officer of the Company and the Bank.  Mr. Wagner’s extensive knowledge of the industry provides the Company and the Bank with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

 Daniel O. Reich. Mr. Reich is Chairman of Reich Paper, Inc., an importer and marketer of proprietary paper brands for graphic arts applications.  Mr. Reich’s specific experience and qualifications that led to the Board of Directors’ conclusion that he should serve as a director include his experience as a business owner as well as his knowledge of and relationships with participants in the local business markets, which allow him to bring a unique perspective to the Board of Directors.

Rebecca Northey.  Ms. Northey is a partner at the law firm of Menaker & Herrmann LLP, New York, New York, a position she has held since April 1, 2010, where her practice concentrates in the fields of employment law and commercial and civil rights litigation.  She was Of Counsel to Menaker & Herrmann LLP from 2007 through March 31, 2010.  Prior to that, she was a partner in the law firm of Mussman & Northey from 1996 through 2006.  The Board of Directors values Ms. Northey’s legal training, depth of experience in employment related matters and knowledge of corporate governance issues, which make her an invaluable member of the Board of Directors.

Angelo J. Di Lorenzo. Mr. Di Lorenzo retired as an executive officer from the Bank and the Company, effective January 2, 2009.  Mr. Di Lorenzo served as Chief Executive Officer of the Bank from 1972 to January 2, 2009. Mr. Di Lorenzo has served as a director since 1976.  Mr. Di Lorenzo possesses a far-ranging depth of experience in the financial services industry.  His extensive knowledge of the industry and strong leadership skills provide the Company and the Bank with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Arthur R. Williams. Mr. Williams is a Certified Public Accountant and has served as a partner of the certified public accounting practice of A&A Williams LLP, Shelter Island, New York since 1993.  Mr. Williams is a member of the Company’s audit committee and is designated as an “audit committee financial expert,” as that term is defined by SEC regulations.  The Board of Directors values Mr. Williams’ strong background in accounting, which assists the Company in its oversight of financial reporting and disclosure issues.

Mark Hughes.  Mr. Hughes was appointed on May 9, 2011 to the boards of directors of the Company, the Bank and Brooklyn MHC.  Mr. Hughes is a private investor and has thirty years of extensive banking and financial experience.  Mr. Hughes has been an advisory, non-voting director of the Bank since January 2011.  Prior to October 2007, Mr. Hughes was Head of High Yield Research at Royal Bank of Canada Capital Markets.  Mr. Hughes’ keen knowledge of the investment markets and focused experience in the banking and financial sectors allow him to bring a unique and valuable perspective to the Board of Directors.

              Richard A. Kielty.  Mr. Kielty is currently on the Board of Directors and previously served as an employee of the Bank since 1970, and became President and Chief Operating Officer effective January 1, 2008. Prior to that, he served as Chief Financial Officer since 2002. Effective January 2, 2009, Mr. Kielty became President and Chief Executive Officer, serving until his resignation in May 2011.  We believe that Mr. Kielty’s extensive experience with the Bank and knowledge of its operations bring invaluable insight and guidance.

Current Executive Officers Who Are Not Directors

Below is a listing of the names of the Company’s current executive officers who are not directors of the Company.

Michael A. Trinidad. Mr. Trinidad, age 54, was hired in April 2009 as the Vice President and Controller and became Vice President and Chief Financial Officer in March 2010 and became Senior Vice President and Chief Financial Officer in May 2011.

Joanne Gallo.  Ms. Gallo age 60, became Vice President and Chief Credit Officer in November 2010 and became Senior Vice President and Chief Credit Officer in May 2011.

Board Independence

As of the date of this Proxy Statement and throughout the fiscal year ended September 30, 2010, the Board of Directors has determined that, except for Messrs. Wagner, Di Lorenzo and Kielty, each member of the Board of Directors and each current director nominee was an “independent director” within the meaning of the NASDAQ corporate governance listing standards.   Mr. Wagner is not considered independent because he is an executive officer of the Company and Messrs. Kielty and Di Lorenzo are not considered independent because they were executive officers of the Company. Mr. Di Lorenzo will continue to serve as a member of the Company’s Nominating Committee pursuant to the “controlled company” exception to the independence requirements under the NASDAQ corporate governance standards.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company and the Bank, including the principal executive officer, principal financial officer, principal accounting officer or controller, and all persons performing similar functions. The Code of Business Conduct and Ethics is posted on the Company’s website at www.brooklynbank.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on the Company’s website at www.brooklynbank.com.

Our Board of Directors is chaired by Daniel O. Reich, who is a non-executive director. We believe this structure ensures a greater role for the independent directors in the oversight of the Company and the Bank, and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Board of Directors is actively involved in the oversight of risks that could affect the Company.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.  The Board of Directors satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.  Risks relating to the direct operations of the Bank are further overseen by the board of directors of the Bank, which consists of the same individuals who serve on the Board of Directors of the Company.  The board of directors of the Bank also has additional committees that conduct risk oversight and they typically meet jointly with the committees of the Board of Directors.  All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of the Company and the Bank, such as lending, risk management, asset/liability management, investment management and others.

Meetings and Committees of the Board of Directors

General.  The business of the Company is conducted at regular and special meetings of the full Board of Directors and its standing committees.  The standing committees include, but are not limited to, the Executive Committee, the Nominating Committee, the Audit Committee and Compensation Committee.  During the fiscal year ended September 30, 2010, the Board of Directors held 18 meetings.  During the fiscal year ended September 30, 2010, each incumbent director participated in at least 75% of all Board of Directors’ meetings and at least 75% of all meetings of committees on which they served.  The Board of Directors does not have a formal policy regarding attendance at annual shareholders’ meetings.  However, informally, the Company strongly encourages its directors to attend by introducing them at all annual meetings.  At the annual meeting of shareholders held on February 16, 2010, all directors were in attendance.  Executive sessions of independent directors are held on a regularly scheduled basis.

Executive Committee.  During the 2010 fiscal year, the Executive Committee consisted of directors Richard A. Kielty, John C. Gallin, Daniel O. Reich and Angelo J. Di Lorenzo.  John C. Gallin retired from his position on this committee when he retired as a director after the end of the 2010 fiscal year.  Gregg J. Wagner was also appointed to the Executive Committee after the end of the 2010 fiscal year.  The Executive Committee is authorized to act with the same authority as the Board of Directors of the Company between meetings of the Board of Directors.  The Executive Committee met once during the fiscal year ended September 30, 2010.

Nominating Committee.  During the 2010 fiscal year, the Nominating Committee consisted of directors Angelo J. Di Lorenzo, Daniel O. Reich and John C. Gallin.  The Company also appointed Rebecca Northey to this Committee after the end of the 2010 fiscal year.  John C. Gallin retired from this position when he retired as a director after the end of the 2010 fiscal year.  Throughout the fiscal year ended September 30, 2010, and as of the date of this Proxy Statement, Mr. Reich was considered to be “independent” as defined in the NASDAQ corporate governance listing standards.  Mr. Gallin was also independent under applicable NASDAQ standards during fiscal 2010 and through his retirement date.  As of the date of this Proxy Statement, Ms. Northey was independent under the NASDAQ corporate governance standards.  Mr. Di Lorenzo serves as a member of the Company’s Nominating Committee pursuant to the “controlled company” exception to the independence requirements under the NASDAQ corporate governance standards. The Nominating Committee met twice during the fiscal year ended September 30, 2010. The Board of Directors has adopted a written charter for the Nominating Committee which is available on the Company’s website at www.brooklynbank.com.   The functions of the Nominating Committee include the following:

●	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

●	to review and monitor compliance with the requirements for board independence;

●	to review the committee structure and make recommendations to the Board of Directors regarding committee membership;

●	to develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines; and

●	to develop and recommend to the Board of Directors for its approval a self-evaluation process for the Board of Directors and its committees.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating Committee would solicit suggestions for director candidates from all members of the Board of Directors.  In addition, the Nominating Committee may engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

●	has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

●	has had experiences and achievements that have given him or her the ability to exercise good business judgment;

●	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

●	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

●	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its shareholders; and

●	has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an Audit Committee financial expert.

The Nominating Committee does not have a formal policy or specific guidelines regarding diversity among members of the Board of Directors, and generally views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business.  The Nominating Committee recognizes that diversity in professional and life experiences may include consideration of gender, race, or national origin, in identifying individuals who possess the qualifications that the Nominating Committee believes are important to be represented on the Board of Directors.

Procedures for the Recommendation by Shareholders of Director Nominees. The Nominating Committee has adopted procedures for the submission of recommendations for candidates by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider recommended candidates submitted by the Company’s shareholders. Shareholders can submit qualified names of candidates for director by writing to our Corporate Secretary at 81 Court Street, Brooklyn, New York 11201. To be considered timely, the Corporate Secretary must receive a submission not less than 90 days prior to the date of the mailing date of the Proxy Statement relating to the preceding year’s annual meeting. The submission must include the following information:

●
the name and address of the shareholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

●	the name, address and contact information for the candidate as well as a statement of the candidate’s business and educational experience;

●	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

●	detailed information about any relationship between the proposing shareholder and the Company; and

●	a written consent that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in this Proxy Statement under the heading “Shareholder Proposals.”

Shareholder Communications with the Board of Directors. A shareholder of the Company who wishes to communicate with the Board of Directors or with any individual director may write to the Corporate Secretary at 81 Court Street, Brooklyn, New York 11201, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or

●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each meeting of the Board of Directors, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Company has a separately-designated standing Audit Committee.  During the 2010 fiscal year, the Audit Committee consisted of Arthur R. Williams, Daniel O. Reich and John C. Gallin, who served on the Audit Committee until his retirement after the end of the 2010 fiscal year.  The Company appointed Rebecca Northey to this Committee after the end of the 2010 fiscal year.  Throughout the fiscal year ended September 30, 2010, and as of the date of this Proxy Statement, each member of the Audit Committee as of such date was considered to be “independent,” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3.  The Board of Directors has determined that Director Williams qualifies as an “Audit Committee financial expert” as that term is defined by the rules and regulations of the SEC.

The duties and responsibilities of the Audit Committee include, among other things:

●	retaining, overseeing and evaluating a firm of independent certified public auditors to audit the Company’s annual financial statements;

●	in consultation with the independent auditors and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

●	approving the scope of the audit in advance;

●	reviewing the financial statements and the audit report with management and the independent auditors;

●	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

●	reviewing earnings and financial releases and quarterly reports filed with the SEC;

●	consulting with the internal audit company and reviewing management’s administration of the system of internal accounting controls;

●	approving all engagements for audit and non-audit services by the independent auditors; and

●	reviewing the adequacy of the audit committee charter.

The Audit Committee met nineteen (19) times during the fiscal year ended September 30, 2010. The Audit Committee reports to the Board of Directors on its activities and findings. The Board of Directors has adopted a written charter for the Audit Committee which is available on the Company’s website at www.brooklynbank.com.

Audit Committee Report. The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC, or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

●	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2010;

●	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

●
Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

In addition, the Audit Committee approved the appointment of Crowe Horwath as the Company’s independent auditors for the fiscal year ending September 30, 2011, subject to the ratification of the appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:
Arthur R. Williams
Rebecca Northey
Daniel O. Reich

Transactions with Certain Related Persons

Federal law and regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  However, applicable regulations permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  The Bank makes loans to its directors, officers and employees on the same rates and terms it offers to the general public.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Bank.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers are made in conformity with the Federal Reserve Act and Regulation O.  The aggregate amounts of our loans to our officers and directors and their related entities was $85,236 and $94,400 at September 30, 2009 and September 30, 2010, respectively.  These loans were performing according to their original terms at September 30, 2009 and September 30, 2010, respectively.

Brooklyn MHC is the majority owner and mutual holding company of the Company, which was formed pursuant to the reorganization of the Bank into a mutual holding company structure on April 5, 2005.  At June 30, 2011, there were 12,882,607 total shares of Company common stock outstanding, 71.86% of which were owned by Brooklyn MHC.

Executive Compensation

Compensation Committee.  The Compensation Committee is currently composed entirely of independent directors and was throughout the fiscal year ended September 30, 2010.  During the 2010 fiscal year, the Compensation Committee consisted of Directors Daniel O. Reich, Arthur R. Williams and John C. Gallin, who subsequently retired after the end of fiscal 2010.  The Company also appointed Rebecca Northey to this Committee after the end of the 2010 fiscal year.  The Compensation Committee is authorized to establish the Company’s compensation policies and reviews compensation matters. The Compensation Committee met eleven (11) times during the fiscal year ended September 30, 2010. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.brooklynbank.com.

Overall Compensation

Our compensation program is intended to enable the Company and the Bank to attract, develop and retain talented executive officers capable of maximizing the Company’s performance for the benefit of shareholders. The Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation that is aligned with the financial and stock performance of the Company.  The compensation program has three key elements of total direct compensation: base salary, annual incentive compensation and long-term incentives.  Another element of the compensation program is benefits.

The Compensation Committee is responsible for establishing and overseeing the compensation programs for the Company’s and the Bank’s executive officers, annually reviewing and approving the compensation of the Chief Executive Officer and reviewing and approving the Chief Executive Officer’s recommendations regarding the compensation of the other executive officers.  Otherwise, the executive officers generally do not play a role in setting executive compensation.

Except for the former Chief Executive Officer, Richard A. Kielty, who would present information regarding the other executive officers to the Compensation Committee for their consideration, the executive officers of the Company did not play a role in determining executive compensation during the fiscal year ended September 30, 2010.  Neither Mr. Kielty, nor Mr. Wagner, has been present while the Compensation Committee deliberated on their respective compensation packages.  The Company did not utilize any compensation consultants in setting executive or director compensation during the fiscal year ended September 30, 2010.

Summary Compensation Table.   The following table sets forth for the fiscal years ended September 30, 2010 and 2009, certain information as to the total remuneration paid by the Bank to its former Principal Executive Officer and its two other most highly compensated executive officers of the Bank who received salary and bonus in excess of $100,000.

Summary Compensation Table as of September 30, 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($) (4)	Total ($)
Richard A. Kielty, Former President and Chief	2010	260,467	10,000	—	—	236,323	149,805	656,596
Executive Officer(1)	2009	241,535	35,200	—	—	219,938	83,717	580,390

Marc Leno, Former Senior Vice President and Chief	2010	205,800	8,266	—	—	—	60,567	274,633
Lending Officer(2)	2009	193,685	30,800	—	—	—	111,041	335,526

Michael A. Trinidad, Senior Vice President and Chief	2010	136,654	3,283	—	—	—	4,060	143,997
Financial Officer	2009	48,231	—	—	—	—	—	48,231

(1)
Mr. Kielty resigned as President and Chief Executive Officer of the Company, the Bank, and Brooklyn MHC, effective May 23, 2011. Mr. Kielty served as President and Chief Operating Officer during the fiscal year ended September 30, 2008 and a portion of the fiscal year ended September 30, 2009. Mr. Kielty became President and Chief Executive Officer on January 2, 2009.

(2)	Mr. Leno resigned as the Bank’s Executive Vice President and Chief Lending Officer as of March 15, 2011.
(3)
2009 compensation includes a $219,938 increase in value of Mr. Kielty’s Supplemental Executive Retirement Plan Agreement, and 2010 compensation includes $236,323 increase in value of his Supplemental Executive Retirement Plan Agreement.

(4)	All other compensation includes the following:

	Year	Reimbursement for Unused Sick Leave ($)	Brooklyn Federal Bancorp, Inc. Board Fees ($)	REIT Board Fees ($)	ESOP ($)	Money Purchase Plan	Mortgage Commission ($)	Automobile Allowance/ Other ($)	Restricted Stock Dividends	Split Dollar	Total ($)

Richard A. Kielty	2010	5,769	—	7,440	1,665	20,434	—	4,321	—	110,175	149,805
	2009	5,077	—	7,185	8,981	20,088	—	5,581	—	36,805	83,717

Marc Leno	2010	4,798	—	—	1,733,	20,434	21,164	5,470	6,968	—	60,567
	2009	4,442	—	—	9,271	20,088	62,941	6,627	7,672	—	111,041

Michael A. Trinidad	2010	—	—	4,060	—	—	—	—	—	—	4,060
	2009	—	—	—	—	—	—	—	—	—	—

Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of September 30, 2010 for our named executive officers.

			Outstanding Equity Awards at Fiscal Year End
			Option Awards			Stock Awards
Name	Grant Date	Number of securities underlying exercisable options (#)	Number of securities underlying unexercisable options (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested ($)(2)	Market value of shares or units of stock that have not vested ($)
Richard A. Kielty, Former President and	1/6/2007	80,000	—	13.30	1/16/2017	—	—
Chief Executive Officer	8/21/2007	12,000	—	13.74	8/21/2017	—	—

Marc Leno, Former Senior	1/16/2007	65,000	27,857	13.30	1/16/2017	5,600	10,080	(3)
Vice President and	6/19/2007	—	—	—	—	800	440	(3)
Chief Lending Officer	8/21/2007	11,000	6,286	13.74	8/21/2017	—	—

Michael A. Trinidad, Senior Vice President	N/A	—	—	—	—	—	—
and Chief Financial Officer

(1)	Stock options vest ratably on each of the first seven anniversaries of grant.
(2)	Restricted stock awards vest ratably on each of the first five anniversaries of grant.
(3)	Represents market value based on the closing market price of the Company’s common stock of $1.80 on September 30, 2010.

Options Exercised and Stock Vested. The following table sets forth information with respect to option exercises and common stock awards that have vested during the year ended September 30, 2010.

	Option Exercises and Stock Vested for the Fiscal Year
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Richard A. Kielty, Former President and Chief Executive Officer	—	—	—	—

Marc Leno, Former Senior Vice President	—	—	5,200	46,176	(2)
and Chief Lending Officer	—	—	400	1,816	(3)

Michael A. Trinidad, Senior Vice President and	—	—	—	—
Chief Financial Officer

(1)	The value realized on vesting represents the market value on the day the stock is vested.
(2)	The market value on the day of vesting was $8.88.
(3)	The market value on the day of vesting was $4.54.

Benefit Plans and Arrangements

  Mr. Wagner joined the Company and the Bank on May 23, 2011 pursuant to an offer letter executed by Mr. Wagner on April 20, 2011.  The terms of his employment provide for an initial base salary of $25,000 per month, with a monthly housing allowance of up to $5,000 and an automobile allowance.  In addition, pending approval of the applicable regulatory authorities, Mr. Wagner is entitled to severance equal to six months of base salary in the event of an involuntary termination for any reason other than termination for cause.  However, the Company is prohibited, under section 18(k) of the Federal Deposit Insurance Act (“Section 18(k)”) and its implementing regulation, 12 C.F.R. Part 359, from making any severance or indemnification payments to its employees without obtaining regulatory approval prior to making such payments.  To the extent that our agreements, plans or other arrangements described herein provide for severance or indemnification payments, we may be prohibited from making such payments by Section 18(k) and 12 C.F.R. Part 359. The Company and the Bank currently do not have an employment agreement with Mr. Trinidad.

The following is a summary of compensation plans in place as of September 30, 2010, which should be read in conjunction with the information provided in the Summary Compensation Table above.

Employment Agreements. The Bank entered into similar employment agreements with Messrs. Kielty and Leno.  As noted above, Mr. Kielty resigned as President and Chief Executive Officer of the Company, the Bank, and Brooklyn MHC, effective May 23, 2011.  Mr. Leno resigned as the Bank’s Executive Vice President and Chief Lending Officer as of March 15, 2011.  The employment agreement with Mr. Kielty was initially dated as of April 1, 2005, and the employment agreement with Mr. Leno was initially dated as of February 1, 2006. Each of the employment agreements were amended and restated effective as of January 1, 2008, in order to conform each agreement to changes in the tax laws under Section 409A of the Code and the regulations issued thereunder.  The Company is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. The agreement with Mr. Kielty had a term of three years and the agreement with Mr. Leno had a term of two years. On January 1 of each year, the employment agreements would renew for an additional year so that the remaining term will be three years for Mr. Kielty and two years for Mr. Leno, unless notice of nonrenewal was provided to the executives prior to such anniversary date.   Under the agreements, the base salaries for Messrs. Kielty and Leno were $268,275 and $212,474, respectively, assuming termination of employment on September 30, 2010. In addition to the base salary, each agreement provided for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. Each executive’s employment was terminable for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.

Certain events resulting in the executive’s termination or resignation may entitle the executive to payments of severance benefits following termination of employment.  To the extent any such payment would be prohibited by Section 18(K) and 12 C.F.R. Part 359 or to the extent that any governmental approval of any payment would not be received, the Company would not be required to make such payment.  In the event the executive’s employment was terminated for reasons other than for cause, disability or retirement, or if executive was involuntarily terminated in connection with or following a change in control, or in the event the executive resigned during the term of the agreement following (i) the failure to elect or reelect or to appoint or reappoint the executive to his executive position, (ii) a material change in the nature or scope of the executive’s authority, (iii) the liquidation or dissolution of the Bank or the Company that would affect the status of the executive, (iv) a reduction in the executive’s annual compensation, or a relocation of the executive’s principal place of employment by more than 25 miles, or (v) a material breach of the employment agreement by the Bank, then the executive would be entitled to a severance payment under the agreement equal to three times for Mr. Kielty and two times for Mr. Leno the sum of the executive’s base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum. In addition, the executive would be entitled, at no expense to the executive, to the continuation of substantially comparable life, and non-taxable medical, dental and disability coverage for 36 months for Mr. Kielty and 24 months for Mr. Leno following the date of termination. The executive would also receive a lump sum cash payment equal to the present value (discounted at 6%) of contributions that would have been made on his behalf under the Bank’s 401(k) plan, money purchase plan and employee stock ownership plan as if the executive had continued working for the 36-month period for Mr. Kielty and 24-month period for Mr. Leno following his termination of employment. In the event that their employment terminated for a reason entitling them to severance payments other than a change in control, Messrs. Kielty and Leno would receive severance payments of approximately $1,033,301 and $585,493, respectively, pursuant to their employment agreements assuming a termination as of September 30, 2010.  To the extent any such payment would be prohibited by Section 18(K) and 12 C.F.R. Part 359 or to the extent that any governmental approval of any such payment would not be received, the Company would not be required to make such payment.  In the event payments to the executives would result in an “excess parachute payment” as defined in Section 280G of the Code, payments under the employment agreements with the Bank would be reduced in order to avoid this result. Accordingly, assuming termination of employment on September 30, 2010, in the event that the severance payment provisions of the employment agreements are triggered following a change in control, Mr. Kielty’s severance payment would have been reduced to $831,366 and the payment to Mr. Leno would not constitute an “excess parachute payment.”  Certain severance payments and other benefits to Messrs. Kielty and Leno may be delayed for up to six months following their “separation from service” with the Bank in the event the executive is determined to be a “specified employee” as defined in Code Section 409A.

Under each employment agreement, if the executive became “disabled,” as defined for purposes of Code Section 409A, the Bank would have continued to pay the executive’s salary for the longer of one year, or the remaining term of the agreement, reduced by payments to the executive under any applicable disability program. In the event of executive’s death, his estate or beneficiaries would have been be paid executive’s base salary for one year from executive’s death, and would have received continued medical, dental, family and other benefits for one year. Upon retirement at age 65 or such later date determined by the Board of Directors, executive would receive only those benefits to which he is entitled under any retirement plan of the Bank to which he is a party.

Upon termination of the executive’s employment other than in connection with a change in control, the executive is subject to an agreement not to compete with the Bank for a period of one year following termination of employment within 25 miles of any existing branch of the Bank or any subsidiary of the Company, or within 25 miles of any office for which the Bank, or a subsidiary has filed an application for regulatory approval to establish an office, or to solicit employees or customers of the Bank during the same period.

Neither Mr. Kielty nor Mr. Leno received any severance payments or other benefits upon resignation under their employment agreements, although Mr. Kielty reserved all rights to seek benefits under applicable provisions contained in his employment agreement.  Their employment agreements terminated upon their resignation.

Money Purchase Pension Plan. On November 1, 1984, the Bank established the tax-qualified Brooklyn Federal Savings Bank Money Purchase Pension Plan for the benefit of its employees who are at least 21 years of age, and who have two years of employment with the Bank in which the employee has completed at least 1,000 hours of service. Participants are 100% vested in their accounts upon entering the plan. The Bank will make contributions each year under the plan in an amount equal to 5.4% of each participant’s total taxable compensation, up to a maximum limit of $245,000 (as indexed), plus 5.4% of such compensation in excess of 80% of the Social Security Taxable Wage Base plus $1.00. Amounts contributed to the plan are not taxable to participants until such amounts are withdrawn from the plan. Participants will be entitled to receive a benefit under the plan if they have an account balance in the plan upon termination of employment due to normal or early retirement, death, disability or other separation from service. Participants who are married when benefits begin will generally receive payments in the form of a joint and 50% survivor’s annuity, and unmarried participants will generally receive benefits in the form of a life annuity, unless an alternative form of payment is elected by the participant. In the event a participant dies while employed by the Bank, 100% of the participant’s account balance will be used to provide such participant’s beneficiary with a death benefit. For a married participant, the participant’s spouse will be the beneficiary of at least 50% of the death benefit, unless the participant’s spouse consents in writing to an alternative beneficiary designation. Benefits upon a participant’s death are generally paid in the form of an annuity, unless an alternative distribution form is timely selected by the participant.  The plan was frozen on October 31, 2009, such that no further contributions were made after that date.  The Money Purchase Plan was merged into the 401(k) plan.

Split Dollar Death Benefits. In November 1994, the Bank adopted a collateral assignment split dollar agreement with Mr. Kielty. As noted above, Mr. Kielty resigned as President and Chief Executive Officer of the Company, the Bank, and Brooklyn MHC, effective May 23, 2011. Under the Split Dollar Agreements, Mr. Kielty owned the life insurance policy on his life and the Bank paid the premiums with an assignment by Mr. Kielty to the Bank of the policy proceeds payable at death sufficient to repay all of the premium payments that the Bank made on behalf of Mr. Kielty.  At September 30, 2010, the aggregate net premiums paid by the Bank for the policies of Mr. Kielty were $495,154.  However, Mr. Kielty surrendered his split dollar policy after tending his resignation.

The Sarbanes-Oxley Act of 2002 generally prohibits a direct or indirect extension of credit from a publicly traded company or its subsidiary to any of its directors or executive officers, but it contains a specific exemption from such prohibition for loans made by a financial institution to its executive officers and directors that are in compliance with federal banking regulations. The Sarbanes-Oxley Act provides that an extension of credit maintained on the date of enactment of the Sarbanes-Oxley Act will be “grandfathered” and will not be subject to Section 402, so long as there is no material modification to any term of any such extension of credit. The prior payment of premiums by the Bank may be considered a loan for purposes of the Sarbanes-Oxley Act.  However, the split dollar agreements did not permit the Bank to unilaterally discontinue the payment of premiums on the policies.  On the basis of these facts, the Company believes that to the extent that the split dollar arrangement may be considered a loan, the arrangement is grandfathered under the Sarbanes-Oxley Act and is not prohibited.

Supplemental Executive Retirement Plan. In April 1999, the Bank established a non-qualified supplemental executive retirement plan for Mr. Kielty. As noted above, Mr. Kielty resigned as President and Chief Executive Officer of the Company, the Bank, and Brooklyn MHC, effective May 23, 2011.  The 1999 plan was amended and restated in 2005 in order to conform the plan with changes in the tax laws and for certain other purposes, and was subsequently amended and restated effective as of December 1, 2007, in order to conform to changes in the tax laws under Code Section 409A and the regulations issued thereunder. The 2007 supplemental executive retirement plan provides Mr. Kielty with a supplemental retirement benefit following his retirement on or after age 65 equal to (a) 60% times the highest of his average annual compensation in any consecutive 36-month period during the 10 years prior to retirement, reduced by (b) the sum of (i) the annuitized value of his benefits under the Brooklyn Federal Savings Bank Money Purchase Pension Plan payable as a single life annuity with 240 payments guaranteed; (ii) the annuitized value of his benefit commencing at normal retirement, attributable to Bank contributions to the Brooklyn Federal Savings Bank 401(k) Plan payable as a single life annuity with 240 payments guaranteed; and (iii) the annuitized value of one-half of his annual Social Security retirement benefit commencing at normal retirement. Benefits under the supplemental executive retirement plan commence on the first day of the month following retirement from the Bank or the first day of the seventh month following termination of employment if required under the tax laws, and shall be payable for the longer of Mr. Kielty’s life or 240 months. Alternatively, Mr. Kielty may elect to receive his benefit in a single lump sum payment or in installment payments over a period of up to 10 years. Mr. Kielty’s plan provides for a reduced benefit in the event he becomes disabled or a change in control occurs prior to his 65th birthday. If Mr. Kielty terminated employment prior to normal retirement for a reason other than death, disability or a change in control, he would be entitled to the accrued benefit under the supplemental executive retirement plan as reflected on the financial statements of the Bank, annuitized and paid in installments over a 20-year period, or in a lump sum payment or in installments over a period of up to 10 years if elected by Mr. Kielty in compliance with the tax laws. Upon his resignation, Mr. Kielty became entitled to $926,282.33 The supplemental executive retirement plan for Mr. Kielty is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of the Bank, and are subject to the claims of the Bank’s creditors. During the year ended September 30, 2010, the expense of the supplemental executive retirement plan to the Bank was approximately $236,323.

Employee Stock Ownership Plan and Trust. The Bank sponsors the Brooklyn Federal Savings Bank Employee Stock Ownership Plan for the benefit of its employees. Employees who are at least 21 years old with at least two years of service during which the employee has completed at least 1,000 hours of service with the Bank are eligible to participate. As part of the Bank’s 2005 reorganization and stock offering, the employee stock ownership plan trust borrowed funds from the Company and used those funds to purchase a number of shares equal to 8% of the common stock sold in the offering (317,400 shares). Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from the Bank’s discretionary contributions to the employee stock ownership plan over a period of up to 20 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Participants will be 100% vested in benefits under the plan upon completion of two years of credited service, with credit given to participants for years of credited service with the Bank’s mutual predecessor. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. The Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released or committed to be released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate and participants will become fully vested in their account balances.

401(k) Plan. The Bank also sponsors the Brooklyn Federal Savings 401(k) Savings Plan, which provides for participant elective deferrals up to the limits set under the Code. Participants are fully vested at all times in their elective deferrals. The 401(k) plan does not provide for a Company matching contribution.  Effective October 31, 2009, the Bank’s Money Purchase Pension Plan was frozen and its assets were transferred into the 401(k) Plan.

Stock-Based Incentive Plan. The Company has adopted the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan (the “Incentive Plan”), to provide officers, employees and directors of the Company, and the Bank with additional incentives to promote the growth and performance of the Company. Shareholders approved the Incentive Plan on April 11, 2006. Under this plan, individuals may receive awards of common stock and grants of options to purchase common stock. The Compensation Committee of the Board of Directors believes that stock ownership provides a significant incentive in building shareholder value by further aligning the interests of officers and employees with shareholders. The importance of this component of compensation increases as the Company’s common stock appreciates in value. In addition, stock option grants and stock awards vest over seven and five years, respectively, thereby providing an additional retention incentive.

The Incentive Plan authorizes the issuance of up to 907,235 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 259,210 shares may be issued as restricted stock awards, and no more than 648,025 shares may be issued pursuant to the exercise of stock options; provided, however, that subject to regulatory approval, and without increasing the number of shares available for award under the Incentive Plan (907,235), the maximum number of shares of the Company’s common stock that may be awarded as restricted stock awards may be increased by up to 100,000 shares in the event shares that underlie or are subject to awards for stock options become available for future awards as a result of forfeiture, cancellation or any other reason pursuant to Section 5(c) of the Incentive Plan.

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Incentive Plan.

Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards as follows.

(i)           Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Incentive Plan means the final sales price of the Company’s common stock as reported on the NASDAQ Stock Market on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity. However, if the Company’s common stock is not reported on the NASDAQ Stock Market (or over-the-counter market), fair market value will mean the average sale price of all shares of Company common stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Company common stock sold during the 90-day period immediately preceding the date on which such stock option was granted. The Compensation Committee will determine the fair market value if it cannot be determined in the manner described above. Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party. Cash may be paid in lieu of any fractional shares under the Incentive Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee.

(ii)           Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in Company common stock of an amount equal to the excess of the fair market value of a specified number of shares of Company common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement. Stock appreciation rights will not be granted unless (i) the stock appreciation right is settled solely in Company common stock; and (ii) there is no further ability to defer the income received on the exercise of the stock appreciation right.

(iii)           Stock Awards. Stock awards under the Incentive Plan will be granted only in whole shares of common stock. Stock awards will be subject to conditions established by the Compensation Committee which are set forth in the award agreement. Any stock award granted under the Incentive Plan will be subject to vesting as determined by the Compensation Committee. Awards will be evidenced by agreements approved by the Compensation Committee, which set forth the terms and conditions of each award.

Generally, all awards, except non-statutory stock options, granted under the Incentive Plan will be non-transferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Compensation Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Code and the Exchange Act. During the life of the participant, awards can only be exercised by him or her. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Incentive Plan upon the participant’s death. Upon the occurrence of an event constituting a change in control of the Company as defined in the Incentive Plan, all stock options will become fully vested, and all stock awards then outstanding will vest free of restrictions.

Director Compensation for the 2010 Fiscal Year

Director Fees. The Bank pays each non-employee director a monthly fee of $2,625, a board attendance fee of $590.00 for each board meeting attended and a committee attendance fee of $780.00 for each committee meeting attended.  The Company pays a quarterly fee of $5,620.00 to each non-employee director. The Bank subsidiary, BFS REIT, Inc., pays non-employee and employee directors a monthly board attendance fee of $660.00. The Bank subsidiary, Thrift Investors Service Corp., pays each of two non-employee directors an annual meeting attendance fee of $150.00. The consolidated Company paid fees in cash totaling $530,890 to directors for the fiscal year ended September 30, 2010.

The following table sets forth information regarding compensation earned by the non-employee directors of the Company during the last fiscal year.

Name	Fees earned or paid in cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John A. Loconsolo(1)	91,166	—	—	91,166
Daniel O. Reich	107,172	—	—	107,172
John C. Gallin(2)	91,502	—	—	91,502
Arthur R. Williams	87,768	—	—	87,768
Angelo J. Di Lorenzo	98,972	—	—	98,972
Rebecca Northey	26,367	—	—	26,367

(1)	Mr. Loconsolo resigned as a member of the boards of directors of the Company, the Bank and Brooklyn MHC on April 7, 2011.
(2)	Mr. Gallin retired as a member of the boards of directors of the Company and the Bank effective February 15, 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has approved the engagement of Crowe Horwath to be the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to the ratification of the engagement by the Company’s shareholders.  Shareholder ratification of the selection of Crowe Horwath is required by the Company’s Bylaws.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Crowe Horwath for the Company’s fiscal year ending September 30, 2011. A representative of Crowe Horwath is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if they desire to do so. ParenteBeard LLC (“ParenteBeard”) was the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2010.

Changes in Accountants

On January 6, 2010, the Company informed ParenteBeard LLC that it had been dismissed as the Company’s independent registered public accounting firm, effective immediately after the filing of the Company’s Annual Report on Form 10-K.  Also on January 7, 2010, Grant Thornton LLP (“Grant Thorton”) was engaged as the Company’s independent registered public accounting firm.  The dismissal of ParenteBeard as the Company’s  independent registered public accounting firm and the engagement of Grant Thornton as the new independent registered public accounting firm were both approved by the Audit Committee of the Board of Directors.  On October 1, 2009, ParenteBeard was engaged by the Company as its independent registered accounting firm after the combination of ParenteBeard with the Company’s prior independent registered accounting firm, Beard Miller Company LLP (“Beard Miller”).

From October 1, 2009 through January 6, 2010, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to such disagreement in its reports.  In addition, there were no “reportable events” as such term is described in Item 304(a)(1)(iv) of Regulation S−K.

Prior to engaging ParenteBeard on October 1, 2009, the Company did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on the Company’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

For the fiscal year ended September 30, 2009, there were no disagreements with Beard Miller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard Miller, would have caused it to make reference to such disagreement in its reports.  In addition, there were no “reportable events” as such term is described in Item 304(a)(1)(iv) of Regulation S−K.

            On January 7, 2010, Grant Thorton was engaged as the Company’s independent registered public accounting firm. Prior to engaging Grant Thorton, the Company did not consult with Grant Thorton regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Grant Thorton on the Company’s financial statements, and Grant Thorton did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

On December 20, 2010, Grant Thorton informed the Company of its resignation as the Company’s independent registered public accounting firm effective as of December 20, 2010. Grant Thorton was engaged by the Company after the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2009.  Grant Thorton resigned prior to completing an audit of the Company’s financial statements for the fiscal year ended September 30, 2010, and did not issue any audit reports on the consolidated financial statements of the Company during the time it was engaged as the Company’s independent registered public accounting firm.  Accordingly, there were no reports issued by Grant Thorton during the past two years that contained an adverse opinion or disclaimer of opinion, or that were qualified or modified as to uncertainty, audit scope or accounting principles.  From the date Grant Thorton was engaged through December 20, 2010, the date of resignation, there were no disagreements with Grant Thorton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thorton would have caused it to make reference to such disagreement in connection with its report.

During the period of Grant Thorton’s engagement there was one reportable event as described in Item 304(a)(1)(v) of Regulation S-K.  As a result of its review of interim financial statements for the period ended March 31, 2010, Grant Thorton reported one material weakness in the Company’s internal control over financial reporting for its allowance for loan and lease losses.

Management also concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2010.  Management’s conclusion was primarily related to the methodologies the Company used to assess the adequacy of the allowance for loan losses and concluded such methodologies relied too heavily on subjective factors, and did not adequately take into account directional trends.  Management concluded that this was a material weakness in the Company’s internal control over financial reporting.  Disclosure of this material weakness was included in Item 4T on the Company’s Form 10-Q for the quarterly period ended March 31, 2010.

From December 21, 2010 through February 3, 2011, the Company considered prospective independent registered public accounting firms and selected an appropriate firm for engagement with the Company. On February 4, 2011, the Company engaged Crowe Horwath as the Company’s independent registered public accounting firm.  Prior to engaging Crowe Horwath, the Company did not consult with Crowe Horwath regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Crowe Horwath on the Company’s financial statements, and Crowe Horwath did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

Principal Accountant Fees and Services

Audit Fees.  The aggregate fees billed to the Company by Grant Thornton and ParenteBeard for professional services rendered for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided by Grant Thornton and ParenteBeard in connection with statutory and regulatory filings and engagements were $160,760 and $109,000, respectively for the fiscal year ended September 30, 2009.  The aggregate fees billed to the Company by Crowe Horwath for the fiscal year ended September 30, 2010 were $327,877.

Audit Related Fees. There were no fees billed to the Company by Crowe Horwath, Grant Thornton and ParenteBeard in fiscal 2010 or fiscal 2009 for assurance and related services reasonably related to the performance of the audit of and review of the financial statements that are not already reported in “Audit Fees” above.

Tax Fees.  No fees were billed to the Company by Crowe Horwath, Grant Thornton or ParenteBeard during the fiscal years ended September 30, 2010 and 2009 for federal, state and city tax compliance services.

All Other Fees. No other fees were billed to the Company by Crowe Horwath, Grant Thornton or ParenteBeard during the fiscal years ended September 30, 2010 and 2009. The full Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm and the related fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of Crowe Horwath as the independent registered public accounting firm for the 2011 fiscal year, the proposal must receive at least a majority of the votes cast in person or by proxy, not including broker non-votes or proxies marked abstain, in favor of such ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE HORWATH AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 81 Court Street, Brooklyn, New York 11201, no later than September 24, 2011.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting.  In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than five days prior to the date of the annual meeting. No other proposal shall be acted upon at the annual meeting. A shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Corporate Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Shareholders is expected to be held is February 21, 2012.  Accordingly, advance written notice of business to be brought before the 2012 Annual Meeting of Shareholders must be made in writing and delivered to the Corporate Secretary of the Company no later than February 16, 2012.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other electronic means without additional compensation.

WHERE YOU CAN FIND MORE INFORMATION

The Company’s 2010 Annual Report to Shareholders will be mailed to all shareholders of record as of the record date. Any shareholder who does not receive a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

The Company is subject to the informational requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information filed by the Company with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.  In addition, the Company maintains a website at www.brooklynbank.com, where you can request the Company’s annual report to shareholders and the Company’s quarterly reports for recent quarters.  Copies of any of these documents are also available upon request by contacting Corporate Secretary, Brooklyn Federal Bancorp, Inc., 81 Court Street, Brooklyn, New York 11201, or call (718) 855-8500.  A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO CORPORATE SECRETARY, BROOKLYN FEDERAL BANCORP, INC., 81 COURT STREET, BROOKLYN, NEW YORK 11201, OR CALL (718) 855-8500.

BY ORDER OF THE BOARD OF DIRECTORS

Kim Albaranes
Corporate Secretary

Brooklyn, New York
August 22, 2011

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BROOKLYN FEDERAL BANCORP, INC.				For	Vote With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS TUESDAY, SEPTEMBER 20, 2011			1.	The election as directors of all nominees listed below.		☐	☐	☐
The following to serve for terms indicated below.
     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Brooklyn Federal Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the annual meeting of shareholders (“Annual Meeting”) to be held at Brooklyn Federal Savings Bank’s main office, located at 81 Court Street, Brooklyn, New York on Tuesday, September 20, 2011, at 4:00 p.m., New York time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:
				Gregg J. Wagner Mark Hughes Daniel O. Reich Rebecca Northey	Two years Two years Three years Three years

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

						For	Against	Abstain
			2.	To ratify the appointment of Crowe Horwath, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011.		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, EXCEPT IN THE CASE OF BROKER NON-VOTES, AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to date and sign this proxy card in the box below.*		Date	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

				PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.				☐
	Sign above	Co-holder (if any) sign above
* Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Detach above card, sign, date and mail in postage paid envelope provided.

BROOKLYN FEDERAL BANCORP, INC.
PLEASE ACT PROMPTLY
 PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a notice of the Annual Meeting, a Proxy Statement, dated August 22, 2011, and an annual report to shareholders which includes audited financial statements.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/5811
5811

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	VOTE AUTHORIZATION FORM BROOKLYN FEDERAL BANCORP, INC.					For	Vote With- hold	For All Except
ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 20, 2011				1.	The election as directors of all nominees listed below.		☐	☐	☐
The following to serve for terms indicated below.
SOLICITED BY THE TRUSTEE OF THE BROOKLYN FEDERAL
SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN
(“ESOP”) ON BEHALF OF THE BOARD OF DIRECTORS OF
BROOKLYN FEDERAL BANCORP, INC.

      I understand that I have the right to direct the ESOP Trustee to vote my proportionate interest in the Brooklyn Federal Savings Bank ESOP. I have been advised that my voting instructions are solicited on behalf of the Trustee of the Brooklyn Federal Savings Bank ESOP for the Annual Meeting of Stockholders of Brooklyn Federal Bancorp, Inc. (the “Company”) to be held on September 20, 2011, or an adjournment or postponement thereof.

      I hereby direct the Trustee to vote the shares allocated to me as follows:
			E S O P		Gregg J. Wagner Mark Hughes Daniel O. Reich Rebecca Northey	Two years Two years Three years Three years

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				2.	To ratify the appointment of Crowe Horwath, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011.		For ☐	Against ☐	Abstain ☐

     If any other business is present at such meeting, this proxy will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the Trustee knows of no other business to be presented at the meeting.

The Board of Directors recommends a vote “FOR” Proposal 1 and 2.

The Trustee of the ESOP is hereby authorized to vote my interest in the ESOP as indicated above. If I direct the Trustee to ABSTAIN, shares representing my interest in said plan will not be voted.

Please be sure to date and sign this Vote Authorization Form in the box below.*		Date
     I understand that if I do not timely provide the ESOP Trustee with voting instructions FOR or AGAINST Proposal 1 and Proposal 2, shares representing my interest in said plan will be voted in the same proportion as shares for which the trustee has received timely voting instructions FOR or AGAINST Proposal 1 and Proposal 2.

	ESOP Participant sign above	Co-holder (if any) sign above		I understand that my voting instructions will be confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated August 22, 2011, and the Vote Authorization Form.
*Please sign your name as it appears on this card. When signing in the capacity other than as a direct owner of the shares, please include your title.

Detach above card, sign, date and mail in postage paid envelope provided.

BROOKLYN FEDERAL BANCORP, INC.
Please complete, sign, date and submit this form to in the enclosed postage-paid envelope as soon as possible. Your Vote Authorization Form must be received by Pentegra Trust Company no later than 5:00 p.m., New York time, on Thursday, September 15, 2011.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTE AUTHORIZATION FORM IN THE ENVELOPE PROVIDED.

5811/7413

BROOKLYN FEDERAL BANCORP, INC.

VOTING INSTRUCTION FORM

SOLICITED BY THE TRUSTEE OF
BROOKLYN FEDERAL SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN ON BEHALF OF THE THE
BOARD OF DIRECTORS OF BROOKLYN FEDERAL BANCORP, INC.

Shares of common stock of Brooklyn Federal Bancorp, Inc. (the “Company”) are held by the Brooklyn Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”). In accordance with the ESOP document, shares of the Company’s common stock held by the ESOP are eligible to be counted toward the stockholder vote at the Brooklyn Federal Bancorp, Inc. Annual Meeting of Stockholders to be held on September 20, 2011. Therefore, as a participant in the ESOP with allocated shares, you are eligible to direct the voting of your proportionate share of the Company’s common stock held in the ESOP.

Pentegra Trust Company is trustee (the “Trustee”) for the ESOP. The Trustee is required to vote those shares of the Company’s common stock held in the ESOP proportionately based on the timely voting instructions it receives from participants.

The Board of Directors of the Company is forwarding the enclosed Vote Authorization Form so that you may convey your individual voting instructions to the Trustee on the following Proposals:

    1.    The election as directors of all nominees listed below:

           The following to serve for terms indicated below.

Term
Gregg J. Wagner	Two years
Mark Hughes	Two years
Daniel O. Reich	Three years
Rebecca Northey	Three years

    2.    To ratify the appointment of Crowe Horwath, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011.

and such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be brought before the meeting.

The Company’s Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

In order to direct the voting of the shares allocated to your account, you must complete, sign and date the enclosed Vote Authorization Form and return it in the accompanying postage-paid envelope. Your Vote Authorization Form must be received no later than 5 p.m. New York time, Thursday, September 15, 2011.

Your vote and the votes of other participants will be tallied and then the Trustee will:

    1.    vote the shares held in the ESOP FOR or AGAINST each proposal specified on the Vote Authorization Form based on the timely voting instructions it has received from participants; and

    2.    vote any unallocated shares and allocated shares of which it has received no timely voting instructions FOR or AGAINST the proposals specified on the Vote Authorization Form in the same proportion as shares for which it has received timely voting instructions to vote FOR or AGAINST; and

    3.    disregard the shares as to which participants have directed the Trustee to ABSTAIN.

and in each case, so long as such vote is solely in the interests of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Thus, if you provide timely voting instructions, you, in effect, will be voting the shares allocated to your ESOP account and participating in the voting of unallocated shares.